SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2004

ECHOSTAR COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in charter)

NEVADA (State or other jurisdiction of incorporation)	0-26176 (Commission File Number)	88-0336997 (IRS Employer Identification No.)

9601 S. MERIDIAN BLVD. ENGLEWOOD, COLORADO (Address of principal executive offices)	80112 (Zip Code)

Registrant’s telephone number, including area code:	(303) 723-1000

Item 9. Regulation FD Disclosure
SIGNATURES

Item 9. Regulation FD Disclosure

The following information is furnished pursuant to Item 9, “Regulation FD Disclosure,” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

As a result of the events summarized below, EchoStar Communications Corporation (“EchoStar”) today filed a Form 12b-25 to obtain a fifteen-day extension of the deadline for filing its Annual Report on Form 10-K for the period ended December 31, 2003.

In a Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 11, 2004, EchoStar announced that it might seek a 15-day extension of the filing deadline for its Annual Report on Form 10-K for the year ended Dec. 31, 2003. The SEC recently informed EchoStar it believes EchoStar over reserved approximately $30 million for the replacement of smart cards. Those cards, which provide security that only paying customers can receive programming delivered by EchoStar, become obsolete as a result of piracy. During prior years, ending in 2002, EchoStar accrued the estimated cost to replace those cards, which are included in satellite receivers that EchoStar sells and leases to consumers. The SEC did not object to the accruals to replace the smart cards in satellite receivers sold to and owned by consumers. However, the SEC believes that EchoStar should not have accrued a liability for the replacement of smart cards in satellite receivers owned by EchoStar and leased to consumers.

The SEC initially expressed the view that reversal of the accrual would require EchoStar to restate its results for 2001, which would have required a re-audit of those financial statements. On March 12, 2004, the SEC informed EchoStar it would not object if EchoStar were to restate its financial statements for 2002 to record a reversal of approximately $17 million originally accrued in 2001 and $4 million originally accrued in 2000, and to reverse the approximately $9 million originally accrued in 2002 for these smart cards. As a result, a restatement of results for 2001 is not required to be performed. EchoStar intends to restate its financial statements for 2002 to reduce Subscriber related expenses by approximately $30 million, improving previously reported pre-tax operating results by an equal amount. EchoStar currently expects to reduce its previously reported pre-tax loss for 2002 by approximately $30 million from approximately $809 million to approximately $779 million.

Reversal of the accrual will not affect previously reported free cash flow. To our knowledge, the SEC has no other outstanding issues concerning EchoStar’s financial or other reporting. A restatement of the 2002 consolidated financial statements must be completed before KPMG can complete its audits and report on EchoStar’s consolidated financial statements for the years ended December 31, 2003 and 2002 and before EchoStar can file its Annual Report on Form 10-K for 2003. Under the circumstances the Company cannot complete the restatement by the March 15th filing deadline without unreasonable effort or expense.

EchoStar is working diligently to complete the restatements and currently expects to file its Annual Report on Form 10-K for the year ended Dec. 31, 2003 within 15 days after its original due date of March 15, 2004, so that the Form 10-K will be deemed to have been timely filed on the prescribed due date in accordance with Rule 12b-25. EchoStar will issue a subsequent press release with the details of its fourth quarter 2003 earnings call when the new date for the earnings call has been determined.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHOSTAR COMMUNICATIONS CORPORATION
Dated: March 15, 2004	By:	/s/ Michael R. McDonnell
Michael R. McDonnell
Senior Vice President and Chief Financial Officer